UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 18, 2008
Date of Report (Date of earliest event reported)

ECOLOGY AND ENVIRONMENT, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive
Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Section 5.02(b).  On January 18, 2008, Ronald L. Frank, Chief Financial Officer, Executive Vice President, Secretary and Treasurer of Ecology and Environment, Inc. (the "Company") resigned his position as Chief Financial Officer and Treasurer of the Company.  Mr. Frank will continue in his positions as Executive Vice President, Secretary and as a Director of the Company.

On January 18, 2008, the Company announced that Mr. H. John Mye III, P.E., M.B.A. has been appointed, effective immediately, to fill the vacancies created by the resignation of Mr. Frank and will serve as Chief Financial Officer, a Vice President and Treasurer of the Company.

On January 18, 2008, the Company issued a press release announcing these appointments.  A copy of the press release is attached hereto as Exhibit 99.1 to this current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Section 9.01(d) Exhibits.

Exhibit Index             Description

Exhibit 99.1                 Press Release dated January 18, 2008 issued by Ecology and Environment, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOLOGY AND ENVIRONMENT, INC.
Date:	January 22, 2008	/s/ Gerhard J. Neumaier
Gerhard J. Neumaier, President